Exhibit 10.2
THIRD AMENDMENT
TO THE
CO-PROMOTION AND DISTRIBUTION AGREEMENT

This Amendment 3 (this “Amendment”), effective this 30th day of November, 2011 is made to the Co-Promotion and Distribution Agreement dated February 27, 2001, as amended, between ICU Medical Sales, Inc. (“ICU”) and Hospira, Inc. (“Hospira”) (the “Agreement”).

The parties agree to amend the Agreement as follows:

1.
Incorporation of the Agreement. All capitalized terms which are not defined herein shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same was set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

2.	Extension of Term. The first sentence of Section 11.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

Unless earlier terminated as provided herein, the Term of this Agreement shall commence on the Effective Date and terminate on December 31, 2018.

3.
Effectuation. The amendments to the Agreement contemplated by this Amendment shall be deemed effective as of the date first written above upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

4.
Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. One or more counterparts of this Amendment may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

IN WITNESS WHEREOF, the parties, intending to be bound by the terms and conditions hereof, have caused this Amendment to be signed by their duly authorized representatives.

HOSPIRA, INC.	ICU MEDICAL SALES, INC.
By: /s/ Mike Ball	By: /s/ George A. Lopez, M.D.
Mike Ball	George A. Lopez, M.D.
Chief Executive Officer	Chief Executive Officer